As filed with the Securities and Exchange Commission on September 16, 2002
                           Registration No. 333-_____
--------------------------------------------------------------------------------

                       Securities and Exchange Commission
                              Washington, DC 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

--------------------------------------------------------------------------------

                         Provectus Pharmaceuticals, Inc.
               (Exact Name of Company as Specified in its Charter)

            Nevada                                      90-0233011
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                         7327 Oak Ridge Highway, Suite B
                               Knoxville, TN 37931
          (Address of Principal Executive Offices, including Zip Code)
--------------------------------------------------------------------------------

                       Consultant Compensation Agreements
                            (Full Title of the Plans)

--------------------------------------------------------------------------------

                                                   with a copy to:
                                                   --------------
 Timothy C. Scott, Ph.D.              Wm. Gregory Hall, Jr., Esq.
 President                            Baker, Donelson, Bearman & Caldwell, P.C.
 Provectus Pharmaceuticals, Inc.      2200 Riverview Tower
 7327 Oak Ridge Highway, Suite B      900 South Gay Street
 Knoxville, TN 37931                  Knoxville, TN 37902
 865/769-4011                         865/549-7000

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)
--------------------------------------------------------------------------------

                         Calculation of Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Title of                                                      Proposed maximum
securities                                      Amount            offering       Proposed maximum       Amount of
to be                                            to be              price       aggregate offering    registration
registered                                    registered        per share (1)        price (1)             fee
-----------------------------------------------------------------------------------------------------------------------
Common shares, par value $.001 per share    100,000 shares         $0.16           $16,000              $1.48
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the bid and ask prices of the common shares of Provectus Pharmaceuticals, Inc. reported on the Over-the-Counter Bulletin Board on September 11, 2002.

                                     Part II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.


         The following documents previously filed by Provectus Pharmaceuticals, Inc., a Nevada corporation formerly known as Provectus Pharmaceutical, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement on Form S-8:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, as filed with the SEC on April 17, 2002;

(b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, as filed with the SEC on May 21, 2002;

(c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002, as filed with the SEC on August 14, 2002, as amended by filings on Form 10-QSB/A filed with the SEC on August 15, 2002 and September 3, 2002;

(d) The Company's Current Report on Form 8-K dated April 23, 2002, as filed with the SEC on April 24, 2002, as amended by a filing on Form 8-K/A filed with the SEC on May 29, 2002);

(e) The Company's Current Report on Form 8-K dated August 7, 2002, as filed with the SEC on August 20, 2002; and

(f) The description of the Company's common shares, par value $.001 per share (the "Common Stock") contained in the Company's Registration Statement on Form S-8 filed with the SEC on April 24, 2002 (File No. 333-86896), and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that is or is deemed to be incorporated by reference into this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         No response is required to this item.

Item 6.  Indemnification of Directors and Officers.

         Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "non-derivative proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

         (a) Is not liable under Section 78.138 of the Nevada Revised Statutes ("NRS 78.138") for breach of his or her fiduciary duties to the corporation; or

         (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (a "derivative proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

         (a) Is not liable under NRS 78.138 for breach of his or her fiduciary duties to the corporation; or

         (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

         Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

         Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

         The Company's Articles of Incorporation, as amended, provide that the Company may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada as the Board of Directors may from time to time provide in the Company's Bylaws or by resolution. The Company's Bylaws do not permit or require any indemnification of the Company's directors or officers to an extent greater than the indemnification permitted or required by Nevada law.

Item 7.  Exemption from Registration Claimed.

         No response is required to this item.

Item 8.  Exhibits.

         See the Exhibit Index at Page X-1 of this Registration Statement.

Item 9.  Undertakings.

(a)      The Company hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 16th day of September, 2002.

                                       Provectus Pharmaceuticals, Inc.

                                       By: /s/ Timothy C. Scott
                                       -----------------------------------------
                                       Timothy C. Scott, Ph.D.
                                       President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 2002.

                      Signatures                                                        Title
                      ----------                                                        -----


/s/ H. Craig Dees                                                Chief Executive Officer and a Director (Principal
-----------------------------------------------------            executive officer)
H. Craig Dees


/s/ Daniel R. Hamilton                                           Chief Financial Officer
-----------------------------------------------------            (Principal financial officer and principal
Daniel R. Hamilton                                               accounting officer)


/s/ Timothy C. Scott
-----------------------------------------------------            Director
Timothy C. Scott, Ph.D.


/s/ Eric A. Wachter
-----------------------------------------------------            Director
Eric A. Wachter

                                  Exhibit Index

Exhibit No.                              Description
-----------                              -----------
4.1 Consulting Agreement dated August 28, 2002 between the Company and Robert S. Arndt.

4.2 Consulting Agreement dated August 28, 2002 between the Company and Nunzio Valerie, Jr.

5.1      Opinion of Baker, Donelson, Bearman & Caldwell, P.C.

23.1     Consent of Baker,  Donelson,  Bearman &  Caldwell,  P.C.  (included  in
         Exhibit 5.1).

23.2     Consent of Bierwolf, Nilson & Associates.

24.1     Power of Attorney

--------------------------------------------







                                      X-1